As filed with the Securities and Exchange Commission on June 21, 2007

Post-Effective Amendment No. 1 to Registration No. 333-129712

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCIELE PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-2004779
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

5 Concourse Parkway, Suite 1800
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

SCIELE PHARMA, INC. 2005 EMPLOYEE STOCK OWNERSHIP PLAN
(Full Title of the Plan)

Darrell Borne
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer
Sciele Pharma, Inc.
5 Concourse Parkway, Suite 1800
Atlanta, Georgia 30328
(Name and Address of Agent for Service)

(770) 442-9707
(Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

W. Tinley Anderson, III,  Esq.
Paul, Hastings, Janofsky & Walker LLP
600 Peachtree St., N.E., Suite 2400
Atlanta, GA 30308
Telephone: (404) 815-2400

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to Registration Statement 333-129712 filed on Form S-8 (the “Registration Statement”) registering 1,000,000 shares of common stock, together with associated preferred stock purchase rights and an indeterminate amount of interests to be offered or sold pursuant to the Sciele Pharma, Inc. 2005 Employee Stock Ownership Plan, formerly known as the First Horizon Pharmaceutical Corporation 2005 Employee Stock Ownership Plan (the “Plan”).  Since Plan interests are not separate securities, and do not require registration under the Securities Act of 1933, the Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement 333-129712 to deregister all such indeterminate amount of Plan interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement 333-129712 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 21st day of June, 2007.

SCIELE PHARMA, INC.

By:	/s/ Patrick P. Fourteau
Patrick P. Fourteau
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick P. Fourteau and Darrell Borne, and each of them singly, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer of Sciele Pharma, Inc.), to sign this  Post-Effective Amendment No. 1 to Registration Statement 333-129712, and to file the same with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement 333-129712 has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Patrick P. Fourteau	Chief Executive Officer, President and	June 21, 2007
Patrick P. Fourteau	Director (principal executive officer)

/s/ Darrell Borne	Executive Vice President, Chief Financial	June 21, 2007
Darrell Borne	Officer, Secretary and Treasurer
(principal financial and accounting officer)

/s/ Pierre Lapalme	Chairman of the Board	June 21, 2007
Pierre Lapalme

/s/ Jerry N. Ellis	Director	June 21, 2007
Jerry N. Ellis

/s/ Jerry C. Griffin, M.D.	Director	June 21, 2007
Jerry C. Griffin, M.D.

	Director	, 2007
William J. Robinson

Jon S. Saxe	Director	June 21, 2007
Jon S. Saxe

/s/ Patrick J. Zenner	Director	June 21, 2007
Patrick J. Zenner